                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive addition materials

[_]  Soliciting material under Rule 14a-12.

                                IGO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                IGO CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[x]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials. _________________________

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, schedule or registration statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                IGO CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 13, 2001

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGO CORPORATION, a Delaware corporation, will be held on Wednesday, June 13, 2001 at 3:00 p.m., local time, at the Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the appointment of Deloitte & Touche LLP as iGo's independent auditors for the fiscal year ending December 31, 2001.

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          /s/ Rick Shaff

                                          Rick Shaff
                                          Secretary

Reno, Nevada
April 30, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                IGO CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of iGo Corporation for use at the Annual Meeting of Stockholders to be held Wednesday, June 13, 2001 at 3:00 p.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511. The telephone number at the Residence Inn by Marriott is (775) 853-8800. iGo's principal executive offices are located at 9393 Gateway Drive, Reno, Nevada 89511, where its telephone number is (775) 746-6140.

  These proxy solicitation materials and our Annual Report were mailed on or about May 3, 2001 to all stockholders entitled to vote at the Annual Meeting.

  THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO IGO CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES,
ATTENTION: RICK SHAFF, CHIEF FINANCIAL OFFICER.

Record Date

  Stockholders of record of the iGo's common stock at the close of business on April 20, 2001 are entitled to notice of, and to vote at, the Annual Meeting. At the April 20, 2001 record date, 23,304,592 shares of common stock were issued and outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to iGo (Attention: Rick Shaff, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

  Holders of shares of common stock are entitled to one vote per share on all matters.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of iGo's transfer agent. The Inspector will also determine whether or not a quorum is present. The affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. iGo believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by iGo. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of iGo that are intended to be presented by such stockholders at our 2002 Annual Meeting of Stockholders must be received by us no later than January 3, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

Nominees

  A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's five nominees named below, all of whom are currently directors of iGo.

  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

  The names of the nominees, and certain information about them as of March 31, 2001, are set forth below:

               Name              Age Position
               ----              --- --------
   Mike Edwards (1)............   40 Chairman of the Board

   Ross Bott, Ph.D. (1)........   49 Director

   Darrell Boyle (2)...........   52 Director

   Peter Gotcher (1)(2)........   41 Director

   Ken Hawk....................   37 Director

--------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

  Mike Edwards has served as a member of our board of directors since September 2000 and as Chairman of the Board since March 2001. Mr. Edwards has served as Executive Vice President of Operations of Jo-Ann Stores, Inc. since April 2001 and served as Executive Vice President of Merchandising for West Marine, Inc. from July 2000 to March 2001. Prior to that, he was Vice President, General Merchandise Manager of Golf Smith, a specialty retailer, from September 1998 to May 2000. Mr. Edwards was Senior Vice President and General Merchandise Manager for CompUSA, a specialty retailer, from 1990 to 1998. Mr. Edwards holds a B.S. degree in Business and Marketing from Drexel University.

  Ross Bott has served as a member of our board of directors since June 2000. Dr. Bott has served as a Venture Partner with Redpoint Ventures since April 2001. Prior to joining Redpoint, Dr. Bott served as Senior Vice President, Market Development of Openwave Systems from November 2000 to April 2001, and as Chief Operating Officer of Phone.com (which merged with Software.com in November 2000 to create Openwave Systems) from April 2000 to November 2000. Prior to that, he was President and Chief Executive Officer of Onebox.com, a leading provider of Web-based communications from November 1998 to April 2000. Before joining Onebox.com, Dr. Bott served as Senior Vice President and General Manager of the Graphics Product Division and later as Executive Vice President, Product Divisions, at Adobe Systems from December 1996 to August 1998, with responsibility for five product and marketing divisions of Adobe. Prior to Adobe, Dr. Bott served in various capacities at Silicon Graphics from May 1993 to December 1996, the most recent of which was Senior Vice President of Enterprise Technologies, and while there founded their Commercial Server Division. Before Silicon Graphics, he served as Chief Technical Officer and Vice President of Advanced Development at Pyramid Technology Corp. from March 1982 to May 1993. Dr. Bott holds a B.S. degree in Mathematics from Stanford University and a Ph.D. in Artificial Intelligence/Cognitive Science from the University of California, San Diego.

  Darrell Boyle has served as a member of our Board of Directors since January 1997. Mr. Boyle has served as President of Trailblazer Consultants since October 1994. From March 1990 to September 1994, he served as the senior marketing executive for the Graphics Business Unit of Microsoft Corporation. Mr. Boyle holds a B.S. in business administration from the University of Colorado and an M.B.A. from Capital University.

  Peter Gotcher has served as a member of our Board of Directors since October 1998. Mr. Gotcher has served as a Venture Partner with Redpoint Ventures since October 2000 and Institutional Venture Partners since January 1997. Mr. Gotcher founded and served as President and Chief Executive Officer of Digidesign Inc. from October 1983 until its merger with Avid Technology, Inc. in January 1995, after which he served as the General Manager of Digidesign and Executive Vice President of Avid until May 1996. Mr. Gotcher holds a B.A. in English literature from the University of California at Berkeley. He also serves on the Board of Directors for Avid Technology, Inc.

  Ken Hawk is the founder of iGo and has served as a member of our Board of Directors since our incorporation in March 1993. Mr. Hawk served as Chairman of our Board of Directors, President, Chief Executive Officer and Chief Energizing Officer from March 1993 until March 2001. Mr. Hawk was the Multimedia Product Manager for Windows at Microsoft Corporation from June 1992 until September 1992 and ran North American Operations for Venture Manufacturing Singapore from November 1988 until September 1991. From June 1986 until November 1988, he served as Silicon Valley District Sales Manager for Silicon Systems, Inc., a subsidiary of TDK. Mr. Hawk holds a B.S. in electrical engineering from the University of Michigan and an M.B.A. from Stanford University.

Board Meetings and Committees

  Our Board of Directors held a total of five meetings during 2000, including meetings held by conference telephone call but excluding actions taken by unanimous written consent. Our Board of Directors currently has an Audit Committee and a Compensation Committee.

  The Audit Committee consists of Dr. Bott, Mr. Edwards and Mr. Gotcher. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, makes inquiries about the scope of audit and other services by our independent auditors, makes inquiries about the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. The Audit Committee held one meeting during 2000 in addition to informal quarterly reviews of our operating results and held two meetings subsequent to the end of fiscal 2000 in connection with the year-end audit. All members of our Audit Committee are "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee has a written charter, a copy of which is attached as Appendix A to this Proxy Statement.

  The Compensation Committee consists of Mr. Boyle and Mr. Gotcher. The Compensation Committee makes recommendations to the Board of Directors regarding our stock plans and the compensation of officers. The Compensation Committee held one meeting during 2000.

  During 2000, each of our directors attended at least 75% of the meetings of the Board and the committees, if any, on which he served during the year.

Director Compensation

  Our non-employee directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings but, except for the stock option grants described in this paragraph, are not compensated for their services as Board or Committee members. We have granted each of our current non-employee directors options to purchase our common stock pursuant to the terms of our Amended and Restated 1996 Stock Option Plan. Mr. Gotcher's option was granted in October 1998 and represented the right to purchase 143,628 shares of our common stock at an exercise price of $0.20 per share. Mr. Boyle was granted an option to purchase

60,000 shares of our common stock at an exercise price of $0.0445 per share in January 1997, and another option to purchase 60,000 shares of our common stock at an exercise price of $3.97 per share in July 1999. Mr. Bott was granted an option to purchase 50,000 shares of our common stock at an exercise price of $3.6875 per share in June 2000 and Mr. Edwards was granted an option to purchase 50,000 shares of our common stock at an exercise price of $3.125 per share in September 2000 and an additional option to purchase 20,000 shares of our common stock at an exercise price of $0.75 in March 2001 in connection with his appointment as Chairman of the Board. All of Mr. Boyle's and Mr. Gotcher's options have been exercised. However, the shares purchased upon exercise of their options are subject to a right of repurchase held by iGo in the event that their relationship with iGo terminates prior to the lapse of the repurchase right. iGo's repurchase right on these shares lapses ratably over a four-year period from approximately the date of grant. The grants to Dr. Bott and Mr. Edwards become exercisable over a four-year period from approximately the date of grant. Both employee and non-employee directors are eligible to receive options to purchase our common stock pursuant to the terms of our Amended and Restated 1996 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

  None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED
ABOVE.

                                PROPOSAL NO. 2:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment

  The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Deloitte & Touche LLP has been engaged since January 2000 and audited our financial statements for fiscal years 1996 through 2000. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Audit Fees

  Deloitte & Touche billed iGo aggregate fees of $60,000 for professional services rendered for the audit of iGo's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in iGo's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

Financial Information Systems Design and Implementation

  Deloitte & Touche did not bill iGo for any fees for information system implementation projects in fiscal 2000.

All Other Fees

  Deloitte & Touche billed or will bill iGo aggregate fees of $38,076 for other professional services rendered in fiscal 2000, including professional services in connection with tax preparation, tax consultation, and other consulting services.

  The Audit Committee of the Board of Directors has considered whether the provision by Deloitte & Touche of the non-audit services listed above is compatible with maintaining Deloitte & Touche's independence.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                               OTHER INFORMATION

                            COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of iGo's common stock as of March 31, 2001 as to (i) each person who is known by us to beneficially own more than five percent of the Company's common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 9, and (iv) all directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission based on information currently available to us with respect to the holdings of the applicable persons. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage of ownership of any other person. To our knowledge, except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

  The percent of beneficial ownership for each stockholder is based on 23,304,592 shares of common stock outstanding as of March 31, 2001. An "*" indicates ownership of less than 1%.

                                               Number of Shares Percentage of
                                                 Beneficially      Shares
               Name and Address                     Owned        Outstanding
               ----------------                ---------------- -------------
Ken Hawk (1)..................................    4,486,806         19.3%
 4375 Meadowgate Trail
 Reno, Nevada 89509

Institutional Venture Partners (2)............    3,736,150         16.0%
 3000 Sand Hill Road, Bldg. 2, Ste. 290
 Menlo Park, California 94025

Mark Rapparport (3)...........................    2,268,451          9.7%
 2435 East Coast Highway, Suite 5
 Corona del Mar, California 92625

Wand/Power Express Investments I L.P. (4).....    1,878,454          8.1%
 630 Fifth Avenue, Ste. 2435
 New York, New York 10111

John Mackall (5)..............................    1,400,140          6.0%
 1332 Anacapa Street, Ste. 200
 Santa Barbara, California 93101

Geocapital LLC................................    1,352,755          5.8%
 825 Third Avenue
 New York, New York 10022

Austin W. Marxe and David M. Greenhouse (6)...    1,259,100          5.4%
 153 East 53d Street
 New York, New York 10022

Mike Edwards..................................       21,900            *

Ross Bott, Ph.D. .............................       30,000            *

Darrell Boyle (7).............................      229,672          1.0%

Peter Gotcher (8).............................      277,642          1.2%

Mick Delargy (9)..............................      233,962          1.0%

Rod Hosilyk (10)..............................      199,635            *

Tom de Jong (11)..............................       40,378            *

All directors and executive officers as a
 group (9 persons) (12).......................    5,518,117         23.5%

--------
 (1) Includes 182,150 shares held by Mr. Hawk as Trustee of the Kenneth W. Hawk Grantor Retained Annuity Trust Dated October 4, 1999. Excludes 236,794 shares held by Charles R. Wilmoth, Trustee of the Alexandra Lauren Hawk Trust dated the 13th Day of September, 1999, over which shares Mr. Hawk exercises no voting or dispository control.

 (2) Represents 3,237,840 shares held by Institutional Venture Partners VIII, L.P., 39,312 shares held by IVM Investment Fund VIII, LLC, 12,258 shares held by IVM Investment Fund VIII-A, LLC, 27,240 shares held by IVP Founders Fund I, L.P. and 419,500 shares held by an affiliate of such entities, who disclaims beneficial ownership over all shares held by such entities other than to the extent of his ratable interest therein.

 (3) Represents shares held by XMicro Holding Company acquired in connection with our acquisition of Xtend Micro Products, Inc. in August 2000. Of these shares, 1,896,574 are subject to being earned based on the post-closing operating performance of the purchased business. Mr. Rapparport serves as the President of our wholly owned subsidiary, Xtend Micro Products, Inc. and is also the sole officer and director and principal stockholder of XMicro Holding Company.

 (4) Represents 1,547,000 shares held by Wand/Power Express Investments I, L.P., 123,493 shares held by Wand (Power Express, Inc.), 124,049 shares held by Bruce W. Schnitzer and 83,912 shares held by David J. Callard. Messrs. Schnitzer and Callard share voting and dispository power over the shares held by the two entities.

 (5) Includes 162,640 shares held by Santa Barbara Bank & Trust as Trustee for John R. Mackall SEPP-IRA over which Mr. Mackall exercises voting and investment control.

 (6) Represents shares directly or indirectly held by (i) Special Situations Fund III , L.P., a Delaware limited partnership; (ii) Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"); (iii) MGP Advisers Limited Partnership, a Delaware limited partnership; (iv) AWM Investment Company, Inc., a Delaware corporation;
       (v) Austin W. Marxe and (vi) David Greenhouse. The principal office and business address of the Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies. All others use the address set forth in the table. Messrs. Marxe and Greenhouse share voting and dispository control over the reported shares.

 (7) Represents shares held by Robert Darrell Boyle and Lauren Reeves Boyle, or their successor(s), Trustees UTA dated August 26, 1994, as amended. Includes 35,000 shares which as of March 31, 2001 remain subject to our right of repurchase, which right lapses over time.

 (8) Excludes all shares held by Institutional Venture Partners entities and affiliate reported elsewhere in the table. Mr. Gotcher is a venture partner of Institutional Venture Partners and a director of our company. Mr. Gotcher exercises no voting or dispository control over the holdings of such funds. Includes 56,853 shares which as of March 31, 2001 remain subject to our right of repurchase, which right lapses over time.

 (9) Includes 142,662 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001, 83,220 of which shares are subject to our right of repurchase as of March 31, 2001, which right lapses over time.

(10) Includes 21,875 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(11) Includes 17,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(12) Includes shares described in footnotes 1, 7, 8, 9, 10 and 11. Excludes shares beneficially owned by any director or officer not serving in such capacity as of March 31, 2001.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation received by (i) our Chief Executive Officer, and (ii) the other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2000 who received combined salary and bonus in excess of $100,000 during fiscal 2000, and the compensation received by each such individual for iGo's prior fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                                              Compensation
                                     Annual Compensation         Awards
                                ----------------------------- ------------
                                                 Other Annual  Securities   All Other
Name and Principal       Fiscal  Salary   Bonus  Compensation  Underlying  Compensation
Position                  Year    ($)      ($)      ($)(1)    Options (#)     ($)(2)
------------------       ------ -------- ------- ------------ ------------ ------------
Ken Hawk................  2000  $190,000     --        --           --           --
 Former Chairman,
  President, and          1999  $190,000 $40,000       --           --           --
 Chief Executive Officer  1998  $150,000 $ 1,450       --           --           --

Mick Delargy (3)........  2000  $182,292 $35,625       --        90,000          --
 Sr. Vice President,      1999  $ 80,769 $17,500       --       142,662      $24,240
 Chief Operating Officer  1998       --      --        --           --           --

Rod Hosilyk (4).........  2000  $142,133 $29,250       --        85,000      $33,640
 Vice President,
  Operations              1999       --      --        --           --           --
                          1998       --      --        --           --           --

Tom de Jong (5).........  2000  $142,092 $44,811    $7,523      105,000      $22,685
 Former Vice President,   1999       --      --        --           --           --
 Channel Sales            1998       --      --        --           --           --

--------
(1) The value of perquisites or personal benefits is not included in the amounts disclosed if, in the aggregate for any named individual, they did not exceed the lesser of either $50,000 or ten percent of total salary and bonus reported for such individual in the Summary Compensation Table. Through our standard package of medical insurance, executive officers and all other iGo employees have $15,000 in coverage amount of term life insurance. Our insurance provider does not segregate amounts payable for this life insurance coverage from our aggregate premiums for medical coverage and, accordingly, we cannot attribute a specific dollar value to any premiums associated with such life insurance coverage. Stated amount represents sales commissions paid to Mr. de Jong during fiscal 2000.

(2) Stated amounts represent relocation expenses paid or reimbursed by iGo in connection with such individuals' moves to the Reno, Nevada area where our executive offices are located.

(3) Mr. Delargy rejoined iGo in July 1999. He was previously an officer with the company from May 1996 until June 1997.

(4) Mr. Hosilyk joined iGo in January 2000 in connection with our acquisition of Road Warrior International.

(5) Mr. de Jong joined iGo in January 2000 in connection with our acquisition of Cellular Accessory Wherehouse.

  The following table sets forth information for the named executive officers with respect to grants of options to purchase iGo common stock made during the fiscal year ended December 31, 2000.

                      STOCK OPTION GRANTS IN FISCAL 2000

                             Individual Grants (1)
                   ------------------------------------------
                                                                  Potential
                                                              Realizable Value
                                                              at Assumed Annual
                                                               Rates of Stock
                               % of Total                           Price
                    Number of   Options                       Appreciation for
                   Securities  Granted to                      10-Year Option
                   Underlying  Employees  Exercise               Term ($)(3)
                     Options   in Fiscal   Price   Expiration -----------------
Grantee Name       Granted (#)  Year(2)    $/Sh.      Date       5%      10%
------------       ----------- ---------- -------- ---------- -------- --------
Ken Hawk..........      --        --          --        --         --       --

Mick Delargy......   50,000       2.7%    $  3.69    6/1/10   $116,031 $294,045
                     40,000       2.2%    $1.0325   12/1/10   $ 25,973 $ 65,822

Rod Hosilyk.......   75,000       4.1%    $  7.00   1/11/10   $330,170 $836,715
                     10,000       0.5%    $  3.69    6/1/10   $ 23,206 $ 58,809

Tom de Jong (4)...   60,000       3.3%    $7.5625    1/4/10   $285,361 $723,161
                     20,000       1.1%    $  3.69    6/1/10   $ 46,412 $117,618
                     25,000       1.4%    $1.0325   12/1/10   $ 16,233 $ 41,138

--------
(1) Consist of stock options granted pursuant to our stock option plan. The listed options become exercisable at the rate of 25% after one year and 2.08% each month thereafter until fully exercisable after four years so long as the optionee remains an employee with, consultant to or director of iGo. The maximum term of each option granted is ten years from the date of grant. The exercise price reflected is equal to the fair market value of the stock as determined by the Board of Directors on the date of grant.

(2) Based on an aggregate of 1,844,050 options granted to employees of iGo during the fiscal year ended December 31, 2000.

(3) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock. Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. As noted above, the exercise price was based upon the Board's determination of fair market value on the date of grant exclusive of any subsequent accounting adjustments made based upon deemed fair values determined in hindsight. Please note that the value actually realized will be based upon the difference between the exercise price paid for the shares and the price at which the shares are sold.

(4) The option expiration dates stated reflect the option termination dates applicable to his grants. However, Mr. de Jong's employment with iGo will terminate, and the vesting of his stock options will cease, effective as of January 4, 2002. Pursuant to the terms of his option agreements, his options will terminate, to the extent not exercised, 60 days following the termination of his employment. Accordingly, neither the stated option expiration dates nor the potentially realizable values set forth in the table accurately reflect Mr. de Jong's circumstances.

  The following table sets forth information for the named executive officers with respect to exercises of options to purchase iGo common stock during the fiscal year ended December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    Number of       Value of
                                                   Securities     Unexercised
                                                   Underlying     In-the-Money
                                                   Unexercised     Options at
                                                   Options at        Fiscal
                                                  Fiscal Year-      Year-end
                          Shares                     end (#)         ($)(1)
                       Acquired on     Value      (Exercisable/  (Exercisable/
Name                   Exercise (#) Realized ($) Unexercisable)  Unexercisable)
----                   ------------ ------------ --------------- --------------
Ken Hawk..............     --           --            --/--         $0/$0
Mick Delargy (2)......     --           --       142,662/90,000     $0/$31,200
Rod Hosilyk...........     --           --             0/85,000     $0/$0
Tom de Jong...........     --           --             0/105,000    $0/$19,500

--------
(1) Represents the difference between the fair market value of the shares underlying options at December 31, 2000 and the exercise price of such options. The fair market value of iGo's common stock at the close of business on December 31, 2000 was $1.8125 per share.

(2) Of Mr. Delargy's options, one option for 142,662 shares was fully exercisable at fiscal year-end but subject to certain repurchase rights held by iGo in the event that Mr. Delargy's relationship with us terminates. Such repurchase rights lapse over a four-year period beginning in July 1999 and as of fiscal year-end, 92,136 shares of such option remained subject to such repurchase rights. Mr. Delargy's other options are subject to our standard vesting arrangement.

Change of Control Agreements

  We have entered into change of control agreements with our executive officers and those non-employee directors who hold stock options. In the event of a change of control (as defined in the agreements), the unvested portion of any outstanding stock options issued to our non-employee directors and to Mick Delargy, our Senior Vice President and Chief Operating Officer, will be accelerated and our repurchase right, if any, applicable to any common stock held by them will immediately lapse. With respect to all other executive officers, in the event that their employment with us is terminated without cause within twelve months following a change of control, one year of vesting on the unvested portion of any outstanding stock options issued to such officers will be accelerated, and a similar proportion of our repurchase right, if any, applicable to any common stock held by them will immediately lapse.

  The change of control agreements provide that if the acceleration of vesting or lapse of any applicable repurchase option would cause the transaction resulting in the change of control not to be eligible for accounting treatment as a "pooling of interests," then any applicable vesting will not accelerate and any applicable repurchase options will not lapse.

Employment Agreements

  In connection with the acquisition of Road Warrior International in January 2000, a wholly owned subsidiary of ours entered into an Employment Agreement with Mr. Hosilyk, which agreement was subsequently assigned to iGo directly. The agreement has a term of two years beginning January 11, 2000 and is subject to our right to extend the term to three years. Mr. Hosilyk is entitled under the agreement to a base salary of $150,000 and eligible to participate in our incentive bonus program up to an aggregate bonus equal to 20% of his base salary per year. Pursuant to the agreement, upon the commencement of his employment, Mr. Hosilyk was granted an option to purchase 75,000 shares of our common stock at an exercise price of $7.00 per share, which option becomes exercisable over a four-year period beginning January 11, 2000. The agreement provides that in the event that we terminate him without "cause" (as that term is described in the agreement), he will be entitled to receive salary continuation through the remainder of the original term of the agreement, subject to his continued compliance with the terms of various agreements with iGo. The agreement also provided for the reimbursement of certain relocation expenses incurred in connection with Mr. Hosilyk's relocation to our Reno headquarters.

  In connection with the acquisition of Cellular Accessory Wherehouse in January 2000, a wholly owned subsidiary of ours entered into an Employment Agreement with Mr. de Jong, which agreement was subsequently assigned to iGo directly. The agreement had a term of two years commencing January 4, 2000, extendable to three years upon satisfaction of certain revenue requirements by the Cellular Accessory Wherehouse business in the twelve-month periods ending September 30, 2001 and 2002, respectively. This agreement entitled Mr. de Jong to a base salary of $138,000 (although his base salary was subsequently raised) and a minimum cash bonus of $5,000 per quarter during the first two years of the agreement. The agreement provided for additional cash bonuses based upon the attainment of certain gross margin targets by the Cellular Accessory Wherehouse business as well as Mr. de Jong's establishment of new original equipment manufacturer relationships. This bonus arrangement was subsequently amended to reflect gross margin targets of both the Cellular Accessory Wherehouse and the Road Warrior International businesses and to eliminate the OEM relationship component. Pursuant to the agreement, upon the commencement of his employment, Mr. de Jong was granted an option to purchase 60,000 shares of our common stock at an exercise price of $7.5625 per share. The agreement also provided for the reimbursement of certain relocation expenses incurred in connection with Mr. de Jong's relocation to our Reno headquarters.

  Effective March 26, 2001, Mr. de Jong resigned his position as an officer of iGo and resigned his employment with the company effective as of January 4, 2002. Pursuant to the terms of a Separation Agreement, Mr. de Jong will continue to receive his base salary and health insurance coverage through January 4, 2002 and his stock options will continue to vest through such date but he will not be entitled to any further bonuses.

Limitation of Liability and Indemnification Matters

  Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for the following:

  . any breach of their duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  . any transaction from which the director derived an improper personal benefit.

  This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

  Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

  We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our rights, arising out of such person's services as a director or executive officer to us, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during fiscal 2000. Actual compensation paid during fiscal 2000 to the named executive officers is shown in the Summary Compensation Table.

Compensation Philosophy

  iGo operates in an extremely competitive and rapidly changing industry. We believe that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Board's objectives are to:

  . Provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent.

  . Provide compensation opportunities that are linked to achievement of financial, organization, management, and/or individual performance goals.

  . Align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

  The compensation program for the Company's executive officers consists of the following components: base salary, cash bonuses and equity incentives.

Base Salary

  The Board of Directors approved the Compensation Committee's recommendations of fiscal 2000 salaries for the Chief Executive Officer and other executive officers of iGo. Base salaries were established by the Compensation Committee based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Committee based its recommendation of Mr. Hawk's salary on both his individual performance and the salaries paid to chief executive officers of peer companies, taking into account size and growth rate of the company, the industry, the individual's experience level and the particular responsibilities of the position.

Cash Bonuses

  Quarterly incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the compensation of each executive officer should be contingent upon the individual contribution of each executive officer as well as the overall performance of the company. To carry out this philosophy, we have implemented a variable compensation bonus plan, which compensates officers in the form of quarterly cash bonuses. During the fiscal year, the executive officers were eligible for quarterly incentive bonuses, calculated by the Committee as a percentage of the officers' base salary. The Committee established target bonuses for each executive officer based on a percentage of the officer's base salary. The target level of bonuses that the executive officers were eligible to receive varied from 20% to 35% of base salaries. The bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific company, team, individual and, in certain cases, product category-based performance objectives.

  The performance targets for each executive officer other than the Chief Executive Officer are determined by officer and the Chief Executive Officer and ratified by the Committee. The performance targets for the Chief Executive Officer are determined by the Committee. The Chief Executive Officer evaluates the performance of the other executive officers and determines their performance rating based upon the results of his evaluation, which rating and resulting bonus is then ratified by the Committee. The Committee establishes the Chief Executive Officer's performance rating and resulting bonus, which is then recommended to the full Board of Directors for approval.

Equity Incentives

  The executive officers are provided with long-term incentive compensation through grants of options to purchase iGo's common stock. The goal of the stock option incentive program is to align the interests of executive officers with those of our stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. It is our belief that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods, generally over four years, that encourage key executives to continue in the employ of iGo. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. Stock options are generally granted upon the commencement of an officer's employment with the company and then subsequently at such times as the Board determines that additional incentive is warranted.

  In fiscal 2000, no options were granted to Mr. Hawk because the Board believed that his current equity position of approximately 19% of iGo's outstanding common stock was sufficient to motivate him to maximize long-term stockholder value.

SECTION 162(M)

  iGo has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers.
Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

                                          Respectfully submitted by:

                                          Darrell Boyle
                                          Peter Gotcher

                            AUDIT COMMITTEE REPORT

  The following is the report of the Audit Committee of the Board of Directors with respect to the audited financial statements for fiscal 2000.

  The Audit Committee has reviewed and discussed iGo's audited financial statements for the fiscal year ended December 31, 2000 with management and with iGo's independent auditors, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the documentation from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted by:

                                          Ross Bott, Ph.D.
                                          Michael Edwards
                                          Peter Gotcher

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return for our common stock at December 31, 2000 since our initial public offering on October 14, 1999 to the cumulative return over such period of (i) The Nasdaq Stock Market--US Index, (ii) the Dow Jones Internet Commerce Index and (iii) the Robertson Stephens ETAILDEX (an index of leading electronic commerce merchants). In September 2000, Robertson Stephens discontinued maintenance of the ETAILDEX, necessitating the substitution of the Dow Jones Internet Commerce Index as our new industry index. The graph assumes that $100 was invested on October 14, 1999 in iGo common stock and in each of the comparative indices, and that any dividends were reinvested. The graph further assumes that such amount was initially invested in iGo common stock at a price per share of $14.0625, the closing price on October 14, 1999. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                            [IGO PERFORMANCE GRAPH]

Total Return Analysis
                                   10/14/1999     12/31/1999    3/31/2000    6/30/2000    9/30/2000    12/31/2000
iGo Corporation                    $100.00        $ 64.34       $ 51.03      $ 27.51      $ 19.52      $ 12.87
Nasdaq Stock Market (U.S.)         $100.00        $168.00       $188.79      $163.74      $151.63      $101.99
Dow Jones Internet Commerce Index  $100.00        $108.73       $105.63      $ 65.42      $ 60.95      $ 23.69
Robertson Stephens ETAILDEX        $100.00        $ 83.60       $ 78.48      $ 38.70      $ 39.65

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and the transactions described below.

  In connection with the resignation of Robert Bauer, our former Vice President, Sales and Marketing, on December 30, 1999, we entered into a Settlement Agreement and Mutual Release with Mr. Bauer pursuant to which he exercised 60,000 shares of his stock option with us at an exercise price of $0.20 and we declined to exercise our repurchase rights as to such shares. On the date of his resignation, the shares as to which we waived our repurchase rights had an aggregate fair market value in excess of his exercise price of $528,000. Also under the Settlement Agreement, we agreed to pay Mr. Bauer a lump sum payment of $70,000 less applicable withholdings, to continue his health insurance coverage for a approximately six months following his resignation and to reimburse certain relocation costs.

  In connection with the resignation of Joe Bergeon, our former Chief Technology Officer, on February 29, 2000, we entered into a Settlement Agreement and Mutual Release with Mr. Bergeon pursuant to which he would have the right to exercise and retain 13,125 shares subject to his stock option with us and we would decline to exercise our repurchase rights as to such shares. On the date of his resignation, the shares as to which we waived our repurchase rights had an aggregate fair market value in excess of his exercise price of $107,188. Also under the Settlement Agreement, we agreed that for a period of approximately three months following his resignation we would continue to pay Mr. Bergeon's base salary and provide health insurance coverage.

  In connection with his resignation on March 1, 2000, we entered into a Resignation Agreement with Lou Borrego, our former Vice President of Operations, pursuant to which we waived our repurchase rights as to all but 46,259 shares acquired by Mr. Borrego upon exercise of stock options. These 46,259 shares were repurchased for an aggregate of $6,919 and have reverted to our stock option plan reserve. On the date of his resignation, the shares as to which we waived our repurchase rights had an aggregate fair market value in excess of his exercise price of $124,164. Also under the Resignation Agreement, we agreed to pay Mr. Borrego a lump sum payment of $27,500 less applicable withholdings.

  On January 4, 2000, we acquired CAW Products, Inc., d.b.a. Cellular Accessory Wherehouse, in a transaction in which Tom de Jong, a principal shareholder of Cellular Accessory Wherehouse, received approximately $74,325 in cash and 21,678 shares of our common stock. Mr. de Jong was subsequently elected to serve as iGo's Vice President, Channel Sales. As described above under "Compensation of Executive Officers--Employment Agreements", we also entered into an Employment Agreement with Mr. de Jong, as well as a Separation Agreement.

  On January 11, 2000, we acquired AR Industries, Inc., d.b.a. Road Warrior International, in a transaction in which Rod Hosilyk, a principal shareholder of Road Warrior International, received approximately $477,570 in cash and 177,760 shares of our common stock (inclusive of shares held in escrow on his behalf to secure certain indemnification obligations). Mr. Hosilyk was subsequently elected to serve as iGo's Vice President, Operations. As described above under "Compensation of Executive Officers--Employment Agreements", we have also entered into an Employment Agreement with Mr. Hosilyk. Mr. Hosilyk is indebted to Road Warrior International (and, as a result of our ownership of Road Warrior following the acquisition, iGo) in the amount of approximately $140,000. This debt is due and payable on demand and bears no specified rate of interest.

  On August 29, 2000, we acquired Xtend Micro Products, Inc. in an asset purchase from an entity currently named XMicro Holding Company for $2,500,000 in cash and a total of 2,268,451 shares of our common stock. Of such shares, 1,896,574 shares are subject to being earned based on the post-closing operating performance of the purchased business. Based on certain other performance criteria, additional consideration in the form of cash and/or shares of our common stock may be payable to Xtend in August 2001. In connection with the acquisition, a wholly owned subsidiary of ours entered into an Employment Agreement with Mark Rapparport, the President and principal shareholder of XMicro Holding Company. Mr. Rapparport has been elected the President of our wholly owned subsidiary, Xtend Micro Products, Inc. His agreement has a term of one year, subject to a potential short-term extension pursuant to the terms of the acquisition documents. Mr. Rapparport is entitled to a base salary of $150,000 and eligible to receive quarterly performance bonuses of up to 12.5% of his base annual salary based on the operating performance of our Xtend business unit. Upon the commencement of his employment, Mr. Rapparport was granted an option to purchase 75,000 shares of our common stock at an exercise price of $2.75 per share, which option becomes exercisable over a four-year period from August 29, 2000. The agreement provides that in the event that we terminate him without "cause" or if he resigns for "good reason" (as those terms are described in the agreement), he will be entitled to receive salary continuation through the remainder of the original term of the agreement, subject to his continued compliance with the terms of various agreements with iGo. In the agreement, we committed that we would not terminate Mr. Rapparport without "cause" during the first six months of his agreement, and have not done so.

  On January 2, 2001, we entered into a Secured Loan Agreement with Ken Hawk, then our Chairman and Chief Executive Officer, pursuant to which we loaned him $306,100. This loan bore interest at 10.5% and would have matured on June 8, 2001. The loan was full recourse and was secured by 306,100 shares of iGo common stock held by Mr. Hawk, which represented shares with a market value of twice the loan principal amount on the date the loan was made. As described below, this loan was subsequently restructured.

  On March 26, 2001, we entered into a Separation Agreement with Mr. Hawk pursuant to which he resigned from his employment with iGo and as its President, Chairman of the Board and Chief Executive Officer. He will continue to serve as a member of our Board of Directors. Under a Consulting Agreement, Mr. Hawk will also serve as a consultant to iGo for a period of one year following his resignation, for which services he will receive an aggregate of approximately $240,500 during the term of the Consulting Agreement. We also agreed to restructure the indebtedness owed by Mr. Hawk to the Company. Under the terms of a Secured Note, previously existing notes payable by Mr. Hawk to iGo were consolidated into one note for an aggregate principal amount of $366,410. This note bears interest at 8.0% and matures on March 26, 2003, or upon an event of default. The note is secured by 977,000 shares of iGo common stock owned by Mr. Hawk, which represented shares with a market value of approximately twice the principal amount of the note on the date of the Security Agreement executed by Mr. Hawk in conjunction with the note.

  Since January 1, 2000, we have also granted stock options to certain of our executive officers and directors that have an aggregate exercise price in excess of $60,000. Several of these option grants are described elsewhere in this Proxy Statement. Those that are not are as follows:

                                                                        Option
                                                               Option  Exercise
     Officer                                                   Shares  Price/Sh.
     -------                                                   ------- ---------
     Gary Bale................................................ 100,000  $  3.00
     Rick Shaff............................................... 100,000  $1.0325
     Lonnie Ramos............................................. 100,000  $0.6562

  Each listed option becomes exercisable at the rate of 25% after one year and 2.08% each month thereafter until fully exercisable after four years so long as the optionee remains an employee with, consultant to or director of iGo. The maximum term of each option granted is ten years from the date of grant. Mr. Bale resigned his position with iGo in March 2001 and, accordingly, his stock option terminated unexercised upon his departure.

  We have entered into indemnification agreements with each of our directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

  We believe that all the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including any loans from our company to our officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, our directors, executive officers, certain other key personnel and any persons holding more than ten percent of our common stock are required to report their initial ownership of iGo's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and we are required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2000. To the best of our knowledge, all of the filing requirements have been satisfied except that Messrs. de Jong, Hosilyk and Rapparport were each late in filing their initial statements of beneficial ownership on Form 3, Mr. Borrego was late in filing a Form 4 to reflect his January 2000 stock option exercise and Ken Stockman, a former executive officer, was late in filing a Form 4 to reflect his December 1999 purchase of shares. In making these statements, we have relied solely on written representations of our directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

  We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Rick Shaff

                                          Rick Shaff, Secretary

Dated: April 30, 2001

                                  APPENDIX A

                             AMENDED AND RESTATED
                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF IGO CORPORATION

PURPOSE:

  The purpose of the Audit Committee of the Board of Directors of iGo Corporation (the "Company") shall be:

  . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

  The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe. The evaluation of the findings of the independent auditors and the review of the financial statements by the Audit Committee which fall within the scope of the Audit Committee's responsibilities under this Charter is not to be construed as a comprehensive review of the same quality as is performed by the Company's independent auditors. Additionally, the review and evaluation of the financial statements by the Audit Committee will in no way substitute for the responsibilities of the Company's management for preparing, or the Company's independent auditors for auditing, the Company's financial statements.

MEMBERSHIP:

  The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of a least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

    1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

    2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

    3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

  The responsibilities of the Audit Committee shall include:

  . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee as representatives of the Company's stockholders;

  . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, as it may be modified or supplemented;

  . Reviewing with management, before release, the audited financial statements to be included in the Company's Annual Report on Form 10-K;

  . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
    Schedule 14A;

  . Reviewing the Audit Committee's own structure, processes and membership requirements; and

  . Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

  The Audit Committee shall meet at such times and in such manner as the Committee shall determine necessary or appropriate to carry out its responsibilities. The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

  Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

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                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                             BOARD OF DIRECTORS OF
                                IGO CORPORATION
                      2001 ANNUAL MEETING OF SHAREHOLDERS

PROXY

     The undersigned stockholder of iGo Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and hereby appoints Rick Shaff and Mick Delargy, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of iGo Corporation to be held on June 13, 2001, at 3:00 p.m., local time, at Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada 89511, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



                                                           ---------------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE SIDE
                                                           ---------------------

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--------------------------------------------------------------------------------
[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1. ELECTION OF DIRECTORS                                2. RATIFICATION OF APPOINTMENT
Nominees: Michael Edwards, Ross Bott, Darre11 Boyle,       OF DELOITTE & TOUCHE LLP
           Peter Gotcher, Ken Hawk                         AS INDEPENDENT AUDITORS
[_] FOR          [_] WITHHELD                          [_] FOR      [_] AGAINST       [_] ABSTAIN
[_] ______________________________________
    For all nominees except as noted above



                                                       Signature: _______________ Date: __________

                                                       Signature: _______________ Date: __________
                                                       (This Proxy should be marked, dated, signed
                                                       by the stockholder(s) exactly as his or her
                                                       name appears hereon, and returned promptly
                                                       in the enclosed envelope. Persons signing in
                                                       a fiduciary capacity should so indicate. If
                                                       shares are held by joint tenants or as
                                                       community property, both should sign.)

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